Exhibit 99.1

Quality Distribution, Inc. Announces the Sale of Operating Assets of Quala Systems, Inc. to QualaWash Holdings, LLC

TAMPA, FL – October 10, 2009 – Quality Distribution, Inc. (NASDAQ: QLTY) announced today that it has sold substantially all of the operating assets of its Quala Systems, Inc. (“QSI”) tank wash subsidiary to QualaWash Holdings, LLC (“QWH”) for $13.0 million, of which $10.0 million was paid in cash and the remaining $3.0 million in a subordinated note. In connection with the sale, QSI entered into various agreements with QWH, including long-term leases of real estate used in the tank wash business and various operating agreements.

QWH has informed Quality Distribution that it was formed by Mike Bauer and KLH Capital, L.P., a Florida based Small Business Investment Company. QWH is not affiliated with Quality Distribution. Mike Bauer has stepped down from his role as President of QSI and is now President of QWH.

“This transaction is beneficial to Quality Distribution because it will further simplify our business model, allow us to focus on our core business and provide us with additional financial flexibility.” said Gary Enzor, Chief Executive Officer of Quality.

Mike Bauer, President of QWH, commented, “QWH is excited for this opportunity to further enhance a valuable service to the bulk tank truck network across the United States. We are committed to being the premier provider of tank wash services.”

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality Distribution is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; recent turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; the availability of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings; our ability to successfully integrate acquired businesses and converted affiliates; and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10–K for the year ended December 31, 2008 and its Quarterly Reports on Form 10–Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129